UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 28, 2004

                           BANCSHARES OF FLORIDA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                      333-74997                59-3535315
----------------------------         ---------------         -------------------
(State or other jurisdiction         Commission File          (I.R.S. Employer
      Of incorporation)                   Number             Identification No.)

1185 Immokalee Road, Naples, Florida                                34110
----------------------------------------                          ----------
(address of principal executive offices)                          (Zip Code)

                  Registrant's telephone number: (239) 254-2100

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02. Termination of a Material Definitive Agreement.

On September 28, 2004, Bancshares of Florida, Inc. ("Bancshares") terminated its Agreement and Plan of Merger ("Agreement"), dated December 18, 2003, with Horizon Financial Corp. ("Horizon"), pursuant to which Horizon would have merged into Bancshares and Bancshares would take ownership and control of Horizon's wholly-owned subsidiary, Horizon Bank, FSB ("Horizon Bank").

Bancshares has received notice from Horizon that the Office of Thrift Supervision ("OTS") is requiring that Horizon's wholly-owned subsidiary, Horizon Bank, FSB, enter into an agreement with the OTS. Bancshares is of the opinion that the OTS' action represents a Material Adverse Change to Horizon and as such, Horizon would not be able to make the representations and warranties required of it at closing under the terms of the parties' Agreement. Under the terms of the Agreement, Bancshares terminated the Agreement upon the occurrence of this event.

ITEM 7.01 Regulation FD Disclosure.

On September 29, 2004, Bancshares issued a press release concerning its termination of the Agreement.

ITEM 9.01 Financial Statements and Exhibits.

      (c)   Exhibits.

            99.1  Press Release
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Bancshares of Florida, Inc.
                                                            (Registrant)

Date: September 29, 2004

                                                     /s/ David G. Wallace
                                                     ---------------------------
                                                     David G. Wallace
                                                     Executive Vice President
                                                     and Chief Financial Officer